                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


                       STORAGE USA ENTERS INTO ACQUISITION
                         AGREEMENT WITH SECURITY CAPITAL

      Memphis, Tennessee (December 5, 2001) --- Storage USA, Inc. (NYSE: SUS) announced today that it has entered into a definitive purchase and sale agreement with Security Capital Group Incorporated (NYSE: SCZ) providing for a transaction in which all of the holders of Storage USA common stock will receive $42.00 in cash per share in consideration for their shares. The directors of Storage USA unaffiliated with Security Capital unanimously approved the purchase and sale agreement and the transactions contemplated thereby upon the unanimous recommendation and approval of the Special Committee of independent directors of the Storage USA Board. In connection with the execution of the purchase and sale agreement, the Special Committee received an opinion from its financial advisor that the consideration to be received by Storage USA's stockholders, other than Security Capital, in the transaction is fair from a financial point of view to such stockholders.

      Under the proposed transaction, Security Capital will purchase all of the assets and assume all of the liabilities of Storage USA, including all of the partnership interests owned by Storage USA and its affiliates in SUSA Partnership, L.P., Storage USA's operating partnership, and immediately thereafter Storage USA will merge into SUSA Partnership, L.P. In the merger, each share of Storage USA's common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive $42.00 per share payable in cash. Storage USA will have the right to continue to pay quarterly dividends at its current rate of $.71 per share through the closing date of the transaction. Holders of limited partnership interests in SUSA Partnership, L.P. will also receive $42.00 per limited partnership unit in cash in the merger, unless they elect, subject to and upon the conditions and limitations relating to such election as provided in the purchase and sale agreement, to continue as limited partners in the surviving partnership, the terms of which will be amended and restated.

      The terms of the proposed transaction provide that Storage USA may, for a period of 45 days following the date of the purchase and sale agreement, and subject to the terms thereof, engage in discussions and negotiations with other potential bidders who may be interested in making an acquisition proposal to the Company. The Company may, during this 45 day period, enter into a definitive agreement providing for a Superior Transaction (as defined in the purchase and sale agreement). Security Capital, which owns approximately 43% of the outstanding common stock of Storage USA, has agreed, in certain circumstances, to vote in favor of any such Superior Transaction.

      The closing of the proposed transaction is subject to various conditions, including the approval of Storage USA's shareholders. The transaction is expected to close in the spring of 2002. The Special Committee is being advised by Lehman Brothers Inc. as its financial advisor.

      Storage USA, Inc. is a fully integrated, self-administered and self-managed real estate investment trust, which is engaged in the management, acquisition, development, construction and franchising of self-storage facilities. The Company is the second largest operator of self-storage facilities in the United States. As of September 30, 2001, the Company owned, managed and franchised 557 facilities containing 37,692,000 square feet in 32 states and the District of Columbia.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

            Storage USA plans to file with the SEC and mail a proxy statement to its stockholders containing information about the proposed transaction. Storage USA also plans to file with the SEC a statement on Schedule 13E-3 (the "Schedule 13E-3") in connection with the proposed transaction. Investors and securityholders of Storage USA are advised to read the proxy statement and the
Schedule 13E-3 carefully when they become available because they will contain important information about the proposed transaction, the persons soliciting proxies related thereto, their interests in the proposed transaction, and related matters. Investors and securityholders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents filed by Storage USA (when available) at the Securities and Exchange Commission's website at www.sec.gov.

            Free copies of the proxy statement and the Schedule 13E-3 will also be available to investors and securityholders from Storage USA by directing such requests to the attention of Christopher P. Marr, Chief Financial Officer, Storage USA, Inc., 175 Toyota Plaza, Suite 700, Memphis, TN 38103.

INFORMATION CONCERNING PARTICIPANTS

            Storage USA, its directors, executive officers and certain other members of management and employees may solicit proxies from Storage USA's stockholders in favor of the proposed transaction. As of the date of this press release, the officers and directors of Storage USA each beneficially own less than 1% of the outstanding common stock of Storage USA, other than Dean Jernigan who beneficially owns approximately 1.78%.

            This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in connection with the opportunity for limited partners of SUSA Partnership, L.P. to remain limited partners under an amended and restated partnership agreement following the consummation of the transactions contemplated by the purchase agreement between Storage USA and Security Capital. Any securities offered to such limited partners will not be registered under the Securities Act of 1933, as amended, and may not be sold or offered, nor may any solicitation of an offer to buy such securities be made, in the United States absent registration or an applicable exemption from any applicable registration requirements, and any such offer, solicitation or sale may not be made in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or pursuant to an exemption from such registration or qualification.


CONTACT:    Storage USA, Inc.
            Christopher P. Marr, 901/252-2000
            www.sus.com

                                                                       EXHIBIT A

                  PURCHASE AGREEMENT ASSIGNMENT AND ASSUMPTION

     THIS PURCHASE AGREEMENT ASSIGNMENT AND ASSUMPTION (this "Assignment and Assumption"), dated as of __________, 2002, is entered into by and among Storage USA Inc., a Tennessee corporation (the "Company"), Storage USA Trust, a Maryland real estate investment trust and a wholly owned subsidiary of the Company (the "Trust"), SUSA Partnership, L.P., a Tennessee limited partnership of which the Company is the sole general partner ("SUSA" and together with the Company and the Trust, the "Sellers"), Security Capital Group Incorporated, a Maryland corporation (the "Parent"), and ______________, a wholly owned subsidiary of the Parent (the "Purchaser").

                                   WITNESSETH:

     WHEREAS, the Sellers and the Parent are parties to a Purchase Agreement, dated as of December 3, 2001 (the "Purchase Agreement"; defined terms used and not defined herein having the meaning assigned thereto in the Purchase Agreement), pursuant to which, on the terms and subject to the conditions contained therein, (a) the Sellers have agreed to sell to the Parent and the Parent has agreed to purchase (i) any and all assets of the Company, (ii) the Partnership Interests from the Company, the Trust and SUSA, and (iii) the Purchased Shares from SUSA, and the Sellers, respectively, have agreed to sell all such assets to the Parent and (b) the Parent has agreed to assume, and the Company has agreed to transfer to the Parent, the Transferred Liabilities; and

     WHEREAS, the Company owns all of the general partnership interest and a 0.8876% limited partnership interest, and the Trust owns an 87.8741% limited partnership interest, in SUSA, and the Company owns all of the general partnership interest and a 1% limited partnership interest, and SUSA owns a 99% limited partnership interest, in SUSA Holdings LP, a Tennessee limited partnership of which the Company is the sole general partner;

     WHEREAS, pursuant (and subject) to Section 8.5 of the Purchase Agreement, the Parent has exercised its right to substitute the Purchaser for itself with respect to all of its obligations under the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises contained herein and the mutual covenants and agreements set forth in the Purchase Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follow:

     1. Assignment. Pursuant to Section 2.1(b) and (c) of the Purchase
Agreement:

          (a) The Company hereby grants, sells, conveys, assigns, transfers and delivers to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Company, all of the right, title and interest in and to (i) all of the Company's limited partnership interests in each of the Partnership Interests and (ii) all of the Company's general partnership interests in each of the Partnership Interests;

          (b) The Trust hereby grants, sells, conveys, assigns, transfers and delivers to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Trust, all of the right, title and interest in and to all of the Trust's partnership interests in each of the Partnership Interests;

          (c) The Company hereby grants, sells, conveys, assigns, transfers and delivers to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Company, all of the right, title and interest in and to all of the Company's Other Assets.

     2. Assumption. Pursuant to Section 2.1(d) of the Purchase Agreement, the Company hereby transfers and assigns to the Purchaser, and the Purchaser hereby accepts, assumes and agrees to pay, perform and otherwise discharge in accordance with the respective terms and subject to the respective conditions thereof, the Transferred Liabilities set forth or described on Annex A.

     3. Governing Law. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to such State's laws and principles regarding the conflict of laws.

     4. Acknowledgment. The Parent hereby acknowledges and agrees that it shall remain jointly and severally liable with the Purchaser for all of the Parent's obligations under the Purchase Agreement as and to the extent set forth therein.

     5. Headings. The headings of this Assignment and Assumption are for reference purposes only and shall not affect in any way the meaning or interpretation of this Assignment and Assumption.

     6. Amendments and Waivers. This Assignment and Assumption may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party with any term or provision hereof on the part of such other party hereto to be performed or complied with. The failure of any party hereto to assert any of its rights under this Assignment and Assumption or otherwise shall not constitute a waiver of such rights, and any waiver pursuant to this Section by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

     7. Counterparts. This Assignment and Assumption may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption as of the date first above written.


                                     STORAGE USA, INC.


                                     By:
                                        ----------------------------------------
                                          Name:
                                          Title:


                                     STORAGE USA TRUST


                                     By:
                                        ----------------------------------------
                                          Name:
                                          Title:


                                     SUSA PARTNERSHIP, L.P.


                                     By:
                                        ----------------------------------------
                                          Name:
                                          Title:


                                     SECURITY CAPITAL GROUP INCORPORATED


                                     By:
                                        ----------------------------------------
                                          Name:
                                          Title:


                                     [PURCHASER]


                                     By:
                                        ----------------------------------------
                                          Name:
                                          Title:

                                                                 EXHIBIT B


















                           THIRD AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                             SUSA PARTNERSHIP, L.P.





THE SECURITIES ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND, AS SUCH, THEY MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THE SECURITIES HAVE BEEN QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS SUCH QUALIFICATION AND REGISTRATION IS NOT LEGALLY REQUIRED. TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT MAY BE FURTHER SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

NO PUBLIC MARKET CURRENTLY EXISTS FOR THE INTERESTS IN THE PARTNERSHIP AND NONE IS LIKELY TO DEVELOP IN THE FUTURE.
AN INVESTMENT IN THE INTERESTS IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK, AND SHOULD BE CONSIDERED ONLY BY SOPHISTICATED INVESTORS WHO CAN BEAR THE ECONOMIC RISKS OF THEIR INTERESTS FOR AN INDEFINITE PERIOD AND WHO CAN AFFORD TO SUSTAIN SUBSTANTIAL LOSSES.

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
                                         ARTICLE I.

                                        DEFINITIONS.....................................       2

                                         ARTICLE II.

                           PARTNERSHIP CONTINUATION AND IDENTIFICATION..................      13
2.01     Continuation...................................................................      13
2.02     Name, Office and Registered Agent..............................................      13
2.03     Partners.......................................................................      13
2.04     Term and Dissolution...........................................................      14
2.05     Filing of Certificate and Perfection of Limited Partnership....................      15
2.06     Certificates Describing Partnership Units......................................      15

                                        ARTICLE III

                                BUSINESS OF THE PARTNERSHIP.............................      15

                                        ARTICLE IV

                              CAPITAL CONTRIBUTION AND ACCOUNTS.........................      16

4.01     Capital Contributions..........................................................      16
4.02     Additional Capital Contributions; Issuances of Additional Partnership Interests      16
4.03     Partnership Capital............................................................      25
4.04     Percentage Interests...........................................................      26
4.05     No Third Party Beneficiary.....................................................      26

                                         ARTICLE V

                       ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS..................      26

5.01     Allocation of Profit and Losses................................................      26
5.02     Distribution of Cash...........................................................      31
5.03     Distributions Upon Liquidation.................................................      32
5.04     Substantial Economic Effect....................................................      33

                                        ARTICLE VI.

                   RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER................      33

6.01     Management of the Partnership..................................................      33
6.02     Delegation of Authority........................................................      35
6.03     Indemnification and Exculpation of Indemnitees.................................      35
6.04     Liability of the General Partner...............................................      37
6.05     Expenditures by the Partnership................................................      38
6.06     Outside Activities of General Partnership......................................      38
6.07     Employment or Retention of Affiliates..........................................      38

6.08     Loans to the Partnership.......................................................      39
6.09     Loans to the General Partner...................................................      39

                                        ARTICLE VII.

                                 CHANGES IN GENERAL PARTNER.............................      39

7.01     Transfer of the General Partner's Partnership Interest.........................      39
7.02     Admission of a Substitute or Additional General Partner........................      40
7.03     Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner....      40
7.04     Removal of a General Partner...................................................      41

                                        ARTICLE VIII.

                        RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS..................      42

8.01     Management of the Partnership..................................................      42
8.02     Power of Attorney..............................................................      42
8.03     Limitation on Liability of Limited Partners....................................      42
8.04     Ownership by Limited Partner of Corporate General Partner or Affiliate.........      42
8.05     Redemption Right...............................................................      43
8.06     Outside Activities of Limited Partners.........................................      44

                                          ARTICLE IX.

                          TRANSFERS OF LIMITED PARTNERSHIP INTERESTS....................      44

9.01     Purchase for Investment........................................................      44
9.02     Restrictions on Transfer of Limited Partnership Interests......................      45
9.03     Admission of Substitute Limited Partner........................................      45
9.04     Rights of Assignees of Partnership Interests...................................      46
9.05     Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner..      47
9.06     Joint Ownership of Interests...................................................      47

                                          ARTICLE X.

                          BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS....................      47

10.01    Books and Records..............................................................      47
10.02    Custody of Partnership Funds; Bank Accounts....................................      48
10.03    Fiscal and Taxable Year........................................................      48
10.04    Annual Tax Information and Report..............................................      48
10.05    Tax Matters Partner; Tax Elections; Special Basis Adjustments..................      48
10.06    Reports to Limited Partners....................................................      49

                                         ARTICLE XI.

                                   AMENDMENT OF AGREEMENT...............................      49

                                         ARTICLE XII.

                              MEETINGS OF AND ACTION BY PARTNERS........................      50

12.01    Notice of Meetings.............................................................      50
12.02    Quorum, Adjournment............................................................      50

12.03    Proxy, Telephone Attendance....................................................      50
12.04    Voting.........................................................................      50
12.05    Written Consent................................................................      51

                                         ARTICLE XIII.

                                      GENERAL PROVISIONS................................      51

13.01    Notices........................................................................      51
13.02    Survival of Rights.............................................................      51
13.03    Additional Documents...........................................................      51
13.04    Severability...................................................................      51
13.05    Entire Agreement...............................................................      51
13.06    Interpretation; Absence of Presumption.........................................      51
13.08    Counterparts...................................................................      52
13.09    Governing Law..................................................................      52
13.10    Waiver.........................................................................      52
13.11    Title to Partnership Assets....................................................      52

EXHIBIT A                  Schedule of Partnership Units, Restated Capital Account
                           Balances and Percentage Interests

EXHIBIT B                  Notice of Exercise of Redemption Right

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             SUSA PARTNERSHIP, L.P.

          THIS THIRD AMENDED AND RESTATED AGREEMENT (this "Agreement") of SUSA PARTNERSHIP, L.P. (the "Partnership") is made and entered into as of the __ day of _____, ____, by and among STORAGE USA, INC., a Tennessee corporation ("Storage" or the "Withdrawing General Partner"), Security Capital Group Incorporated, a Maryland corporation ("SCG" or the "General Partner") and the persons listed as limited partners in Exhibit A hereto (collectively the "Limited Partners").

                              W I T N E S S E T H:

          WHEREAS, the Partnership was formed pursuant to an agreement of limited partnership dated as of December 16, 1993 (as amended from time to time prior to the date hereof, the "Original Agreement");

          WHEREAS, SCG, the Partnership, Storage and others have entered into a purchase and sale agreement, dated as of December ___, 2001 (the "Purchase Agreement"), pursuant to which, among other things, Storage will sell to SCG and SCG will buy from Storage all of Storage's assets, including all of Storage's (and its subsidiaries') right, title and interest in the Partnership and, immediately thereafter, Storage will merge (the "Merger") with and into the Partnership, the Partnership will issue Limited Partnership Interests to SCG or its designee and the Partnership will be the Surviving Partnership (as defined in the Purchase Agreement) of the Merger (collectively with the other transactions occurring pursuant to the Purchase Agreement, the "Transaction") ;

          WHEREAS, the parties to the Purchase Agreement have calculated the Net Asset Value per Common Unit pursuant to the provisions of this Agreement, making an adjustments for the sale of the Purchased Subsidiaries (as defined in the purchase Agreement), and arrived at a value of $42 per Common Unit using actual balance sheet information as of September 30, 2001 and Net Operating Income forecasts for 2001 provided by Storage;

          WHEREAS, the Purchase Agreement provides that, at the Effective Time (as defined herein), the Original Agreement, as amended and restated as set forth herein, shall be the agreement of limited partnership of the Surviving Partnership;

          WHEREAS, in connection with and as a part of the Transaction, each Limited Partner had the opportunity to receive cash, in accordance with the provisions of the Original Agreement, for all or a portion of its Limited Partnership Interest (such Limited Partners receiving cash, the "Selling Partners") and which cash shall have been contributed to the Partnership by SCG or its designee as part of the Transaction, or, if eligible, to elect to continue as a Limited Partner in the Merger, in accordance with and subject to the terms of this Agreement;

          WHEREAS, the Partners now desire to amend and restate the Original Agreement to (a) provide for, among other things, (i) the transfer of all Partnership Units held by the Withdrawing General Partner to SCG, (ii) the withdrawal of Storage as the sole general partner of the Partnership and the admission of SCG as the sole General Partner thereof,
(iii) the withdrawal of Storage as a limited partner of the Partnership and the admission of SCG as a Limited Partner thereof, (iv) the issuance by the Partnership of Partnership Interests to SCG or its designee in exchange for its contribution of the Loan Repayment Amount (as defined in the Purchase Agreement), (v) the issuance to SCG or its designee of Partnership Interests redeemed from the Selling Partners (which Partnership Interests shall be treated as having been sold to SCG or its designee by the Selling Partners for federal income tax purposes) in exchange for SCG's or its designee's contribution of cash paid to the Selling Partners, (vi) certain amendments to the rights and obligations of the Partners, and (vii) the restatement of the Original Agreement, as amended hereby, in its entirety, and (b) otherwise set forth the terms and conditions of the agreement of limited partnership that, at the Effective Time, shall be the agreement of limited partnership of the Partnership.

          NOW, THEREFORE, in consideration of the mutual promises made herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

          As used herein, the following terms shall have the meaning ascribed thereto below:

          "Acquisition Properties Value" means the book value, net of reserves or write-downs in accordance with GAAP, of Properties acquired during the Trailing Period, as shown in the Financial Statements as of the last day of such Trailing Period.

          "Act" means the Tennessee Revised Uniform Limited Partnership Act (pursuant to Tennessee Code Annotated Section 61-2101 et seq. or as amended from time to time).

          "Additional Limited Partner" means a Person admitted to this Partnership as a Limited Partner pursuant to Section 4.02(b).

          "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

               (i) credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

               (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "Administrative Expenses" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) all administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, to the extent the General Partner determines in good faith that such costs and expenses are properly allocable to the Partnership, and (iii) to the extent not included in clause (ii) above, any REIT Expenses.

          "Affiliate" means (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 20% or more of the outstanding capital stock, shares or equity interests of such Person, or
(iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

          "Agreed Value" means the fair market value of a Partner's non-cash Capital Contribution as of the date of contribution. For purposes of this Agreement, the Agreed Value of a Partner's non-cash Capital Contribution shall be (a) in the case of a non-cash Capital Contribution made prior to the date of this Agreement, the amount previously agreed to in connection with the contribution, and (b) in the case of a non-cash Capital Contribution made on or after the date of this Agreement, an amount determined in good faith by the General Partner.

          "Agreement" means this Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, modified, supplemented or restated from time to time.

          "Basic Regulatory Allocations" has the meaning set forth in Section 5.01(c)(ii).

          "Business Day" has the meaning set forth in Section 4.02(c)(ii).

          "Capital Account" means an account for each Partner established and maintained in accordance with the rules of Code Section 704(b) and the Regulations thereunder (including, without limitation, Section 1.704-1(b)(2)(iv) of the Regulations). The Capital Account of each Partner as of the date of this Agreement is set forth on Exhibit A.

          "Capital Contributions" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) initially contributed or agreed to be contributed, as the context requires, to the Partnership with respect to the Partnership Interest held by such Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note (or a Person related to the maker of the note within the meaning of Regulation Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Contribution of any Person until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulation Section 1.704-1(b)(2)(iv)(d)(2).

          "Cap Rate" means 0.095.

          "Certificate" means any instrument or document which is required under the laws of the State of Tennessee, or any other jurisdiction wherein the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02) and filed for recording in the appropriate public offices within the State of Tennessee or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Tennessee or such other jurisdiction.

          "Code" means the Internal Revenue Code of 1986, as hereafter amended from time to time (or any successor statute). Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision thereof.

          "Common Units" means all Partnership Interests that are not specifically designated as Preferred Units pursuant to Section 4.02.

          "Continuing General Partner" has the meaning set forth in Section 7.03(a).

          "Contributor" has the meaning set forth in Section 4.02(c)(ii).

          "Depreciation" means for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax deduction, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

          "Distributable Cash" means the excess of revenues from operations over cash disbursements, including disbursements for the payment of debt obligations, without reduction for Depreciation and other similar non-cash amounts, but reduced by amounts set aside as reserves for working capital, improvements and betterments, and contingencies; and shall also include the net Partnership proceeds arising from any sale or other disposition of any part or all of any Property, from any insurance payments for damage or loss to Property not used for repair or restoration, or from any condemnation or similar payments for any taking of any part or all of the Property, the net proceeds to the Partnership of its borrowings, including refinancing proceeds, and amounts previously designated as reserves from such sources or from capital contributions, to the extent determined to be in excess of the needs of the Partnership by the General Partner, after reduction of any applicable secured or unsecured obligation, and net of any amounts applied to or reserved from such sources. Interest net of expenses on a deferred payment obligation received upon a sale or other disposition of all or part of the Property shall be treated as Distributable Cash.

          "EBDADT" means, for a given quarter, the Partnership's net earnings before real estate depreciation and amortization, unrealized gains (losses) on investment property and deferred tax expense, determined in accordance with the Financial Statements for such quarter.

          "Effective Time" means the effective time of the Merger.

          "Event of Bankruptcy" means, as to any Person, the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended (or any successor statute) or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

          "Excess Units" has the meaning set forth in Section 4.02(c)(viii).

          "Exchange Notice" has the meaning set forth in Section 4.02(c)(viii).

          "Financial Statements" has the meaning set forth in Section 10.06(a).

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the Financial Statements.

          "General Partner" means SCG and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

          "General Partner Interest" means a Partnership Interest held by the General Partner that is a general partnership interest.

          "Governing Instruments" means the charter (or equivalent thereof) of the General Partner, as amended or restated from time to time, together with the by-laws (or equivalent thereof) of the General Partner from time to time in effect.

          "Greene Street" means Greene Street 1998 Exchange Fund, L.P., a Delaware limited partnership.

          "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Agreed Value of such asset;

               (ii) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (1) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis contribution of money or other property; (2) the distribution by the Partnership of more than a de minimis amount of money or other property to a Partner as consideration for an interest in the Partnership; and (3) the liquidation of the Partnership within the meaning of Regulation
Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (1) and (2) shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

               (iii) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution as reasonably determined by the General Partner; and

               (iv) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section 5.01(b)(vii); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the General Partner determines that an adjustment pursuant to subparagraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted hereunder, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          "Historical Amount" means, with respect to each Common Unit, (a) $.71 per quarter during the 12-month period expiring on the first anniversary of the date hereof or (b) after such one-year period, 70% of the excess attributable to one Common Unit of (x) the amount of EBDADT for the most recently completed fiscal quarter over (y) the amount of funds used during such quarter by the Partnership for (1) the repayment of debt that could not be financed on commercially reasonable terms and (2) to the extent not covered by insurance, the repair or replacement of property that has sustained a casualty loss. For purposes of the preceding sentence, the amounts described in clauses (x) and (y) shall be attributed to Common Units in the same manner that Profits are allocated among Common Units under Article V.

          "Indemnitee" means (i) any Person made a party to a proceeding by reason of such Person's status as (A) the General Partner, (B) Subsidiary Corp., or (C) a director or officer of the Partnership, Subsidiary Corp. or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole discretion.

          "Joint Ventures Value" means the sum of

               (a) the Partnership's proportionate share, based upon its ownership percentage in Storage Portfolio I LLC (the "Fidelity JV"), of the excess of (x) the Net Operating Income of the Fidelity JV for the Trailing Period divided by the Cap Rate over (y) the aggregate liabilities of such joint venture as shown in its financial statements as of the end of the Trailing Period, such amount representing the agreed value of the Partnership's interest in the Fidelity JV until such time as such interest is sold or otherwise disposed of, after which time such amount shall be zero,

               (b) the greater of (i) $6.5 million and (ii) the Partnership's proportionate share, based upon its ownership percentage in Storage Development Portfolio, L.L.C. ("Storage Development"), of the excess of (x) the Net Operating Income of Storage Development for the Trailing Period divided by the Cap Rate over (y) the aggregate liabilities of such joint venture as shown in its financial statements as of the end of the Trailing Period, the greater of such amounts representing the agreed value of the Partnership's interest in Storage Development until such time as such interest is sold or otherwise disposed of, after which time such amount shall be zero,

               (c) the greater of (i) $7.0 million and (ii) the Partnership's proportionate share, based upon its ownership percentage in Storage Acquisition Portfolio, L.L.C. ("Storage Acquisition"), of the excess of (x) the Net Operating Income of Storage Acquisition for the Trailing Period divided by the Cap Rate over (y) the aggregate liabilities of such joint venture as shown in its financial statements as of the end of the Trailing Period, the greater of such amounts representing the agreed value of the Partnership's interest in Storage Acquisition until such time as such interest is sold or otherwise disposed of, after which time such amount shall be zero,

               (d) the aggregate, over all joint ventures that own Stabilized Properties in which the Partnership participates, other than those referred to in the foregoing clauses (a), (b) and (c), of the Partnership's proportionate share, based upon its ownership percentage in any such joint venture, of the excess of (x) the Net Operating Income of such joint venture for the Trailing Period divided by the Cap Rate over (y) the aggregate liabilities of such joint venture as shown in its financial statements as of the end of the Trailing Period, and

               (e) the aggregate, over all joint ventures that own Non-Stabilized Properties and New Properties Under Construction in which the Partnership participates of the Partnership's proportionate share, based upon its ownership percentage in any such joint venture, of the excess of (x) 110% of the cost of such joint venture over (y) the aggregate liabilities of such joint venture, each as shown in its financial statements as of the end of the Trailing Period.

          "Junior Units" has the meaning set forth in Section 4.02(c)(iii).

          "Liabilities" means the aggregate amount of all of the Partnership's liabilities, except for the deferred gain from contribution of self-storage facilities related to the formation of the joint venture with Fidelity Management Trust Company in June, 1999, as determined in accordance with GAAP and shown in the Financial Statements.

          "Limited Partner" means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute Limited Partner or an Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership; provided, however, that, except as otherwise expressly provided in this Agreement, "Limited Partner" shall not include a holder of Series A Preferred Units.

          "Limited Partnership Interest" means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

          "Management Fee Value" means the product of 5.0 times the excess of
(i) the amount of management fees received by the Partnership over (ii) associated expenses, in each case for the Trailing Period, as shown in the Financial Statements.

          "Merger" has the meaning set forth in the Recitals hereto.

          "Mortgage Notes Receivable" means advances made to franchisees of Storage USA Franchise Corp. as shown in the Financial Statements as of the last day of the Trailing Period; it being understood and agreed that, for purposes of the definition of Net Asset Value, the value of Mortgage Notes Receivable shall be equal to the book value thereof, net of reserves or write-downs in accordance with GAAP, as shown in the Financial Statements as of the last day of the Trailing Period.

          "Net Asset Value", as of any date, means (a) the quotient of (i) the Net Operating Income for the Trailing Period for which Financial Statements are available of Stabilized Properties that are wholly owned and that were not acquired during the Trailing Period divided by (ii) the Cap Rate, plus (b) the sum of (in each case, unless otherwise defined herein, as shown in such Financial Statements) (1) the product of (i) the undepreciated book value, net of reserves or write-downs in accordance with GAAP, of Non-Stabilized Properties and New Properties Under Construction that are wholly owned and that were not acquired during the Trailing Period multiplied by (ii) 110%, (2) the value of Mortgage Notes Receivable, (3) Cash and Cash Equivalents, (4) the value of Other Assets, (5) the Joint Ventures Value, (6) the Management Fee Value and (7) the Acquisition Properties Value, minus (b) Liabilities and, to the extent not included in Liabilities, Preferred Units as of the end of such Trailing Period for which Financial Statements are available.

          "Net Operating Income", with respect to any Trailing Period, means:
(a) Property Revenue, as determined in accordance with GAAP and shown in the Financial Statement for such period less (b) Property Expenses; as adjusted to exclude Net Operating In-come attributable to properties sold or otherwise discontinued during such period as if such disposition had occurred on the first day of such period.

          "19.5% Limit" has the meaning set forth in Section 4.02(c)(vii).

          "Non-Greene Street Partners" means all of the Partners other than Greene Street.

          "Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

          "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

          "Nonrecourse Regulatory Allocations" has the meaning set forth in
Section 5.01(c)(iii).

          "Non-Stabilized Properties and New Properties Under Construction" means any Properties that are either under construction or that have not conducted operations for a period of at least 36 months.

          "Notice Period" has the meaning set forth in Section 8.05(a).

          "Notice of Redemption" means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

          "Original Agreement" has the meaning set forth in the Recitals hereto.

          "Other Assets" means all assets reflected in the balance sheet that is included in the Financial Statements as of the last day of the Trailing Period which were not included in the value of Stabilized Properties, Non Stabilized Properties and New Properties Under Construction, Mortgage Notes Receivable, Cash and Cash Equivalents, the Joint Ventures Value or the Acquisition Properties Value, plus corporate property, plant and equipment, minus intangibles; it being understood and agreed that, for purposes of the definition of Net Asset Value, the value of Other Assets and intangibles shall be equal to the book value thereof, net of reserves or write-downs in accordance with GAAP, as shown in the Financial Statements as of the last day of the Trailing Period, and the value of corporate property, plant and equipment shall be as shown on the Partnership's general ledger as of the last day of the Trailing Period.

          "Partner" means any General Partner or Limited Partner.

          "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

          "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

          "Partner Nonrecourse Deduction" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

          "Partner Nonrecourse Regulatory Allocations" has the meaning set forth in Section 5.01(c)(iv).

          "Partnership" has the meaning set forth in the Preamble.

          "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

          "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

          "Partnership Record Date" means the record date established by the General Partner for the distribution of Distributable Cash pursuant to Section 5.02.

          "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder.

          "Percentage Interest" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding.

          "Person" means any individual, partnership, corporation, trust or other entity.

          "Preferred Units" means all Preferred Partnership Interests designated and issued by the General Partner from time to time in accordance with the provisions of Section 4.02(b).

          "Prime Rate" shall mean that rate announced or quoted from time to time by Wells Fargo Bank, N.A. as the lowest rate charged to its best business customers, irrespective of whether loans are in fact extended to customers at a rate below such rate.

          "Priority Return" has the meaning set forth in Section 4.02(c)(ii).

          "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses hereunder shall be added to such taxable income or loss;

               (ii) any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses hereunder shall be subtracted from such taxable income or loss;

               (iii) in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value hereunder, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (iv) gain or loss resulting from any disposition of a Partnership asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

               (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or lose, there shall be taken into account Depreciation for such fiscal year or other period computed in accordance with the definition of Depreciation contained herein;

               (vi) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

               (vii) notwithstanding any other provision herein, any items which are specially allocated pursuant to Sections 5.01(a)(i), 5.01(b) or 5.01(c) shall not be taken into account in computing Profits or Losses.

          "Property" means any self-storage property or other investment in which the Partnership holds an ownership interest.

          "Property Expenses" means the sum of (a) all expenses incurred or otherwise associated with operating the Properties, as determined in accordance with GAAP and shown in the Financial Statement for relevant period, and (b) 5.00% of the revenues shown in the Financial Statements for the relevant period (representing cost to manage and capital expenditure reserves).

          "PTP" means a "publicly traded partnership" within the meaning of Code
Section 7704.

          "Purchase Agreement" has the meaning set forth in the Recitals hereto.

          "Redeeming Partner" has the meaning set forth in Section 8.05(a).

          "Redemption Amount" means, with respect to each Common Unit, an amount in cash, without interest, equal to (a) the Net Asset Value on the date a Notice of Redemption with respect to such Common Unit is given in accordance herewith,
(b) divided by the number of Common Units outstanding as of the end of the period to which such Net Asset Value relates.

          "Redemption Price" has the meaning set forth in Section 4.02(c)(v).

          "Redemption Right" has the meaning set forth in Section 8.05(a).

          "Regulations" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any succeeding provision of the Regulations.

          "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

          "REIT Election" means an election by the General Partner for the General Partner to be treated as a REIT under the Code, regardless of whether the General Partner's shares of common stock are or will be publicly traded.

          "REIT Expenses" means, during and with respect to any period in which the General Partner has made or intends to make a REIT Election (i) all operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership, and (ii) if substantially all of the General Partner's activities are conducted through the Partnership and the General Partner holds no substantial assets other than its interests in the Partnership, (A) costs and expenses relating to the formation and continuity of existence of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this definition, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, and (B) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, other than the Securities and Exchange Commission.

          "Securities Act" has the meaning set forth in Section 4.02(c)(viii).

          "Selling Partners" has the meaning set forth in the Recitals hereto.

          "Series A Preferred Stock" has the meaning set forth in Section 4.02(c)(ii).

          "Series A Preferred Units" means the 8 7/8% Series A Cumulative Redeemable Preferred Units of Partnership Interests with the designations, preferences, privileges, limitations and relative rights set forth in Section 4.02(c).

          "Series A Preferred Unit Distribution Payment Date" has the meaning set forth in Section 4.02(c)(iii).

          "Service" means the Internal Revenue Service.

          "Stabilized Properties" means all Properties other than Non-Stabilized Properties and New Properties Under Construction.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

          "Subsidiary Corp." means SUSA Management, Inc., a Tennessee corporation, or any successor entity thereto.

          "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03.

          "Tag-Along Redemption Amount" has the meaning set forth in Section 8.05(e).

          "Tag-Along Redemption Right" has the meaning set forth in Section 8.05(e).

          "Trailing Period" means the 12-month period ending on the last day of the most recently completed fiscal quarter.

          "Transfer" has the meaning set forth in Section 9.02(a).

          "Withdrawing General Partner" has the meaning set forth in the Preamble.

                                  ARTICLE II.
                   PARTNERSHIP CONTINUATION AND IDENTIFICATION

          2.01 Continuation. The Partners hereby agree to continue the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.

          2.02 Name, Office and Registered Agent. The name of the Partnership shall be SUSA PARTNERSHIP, L.P., or such other name as the General Partner shall determine at any time and from time to time. The specified office and place of business of the Partnership shall be [10 Columbia Corporate Center, Suite 400, Columbia, Howard County, Maryland 21044]. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change promptly thereafter. The name and address of the Partnership's initial registered agent in Tennessee is [__________]. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it in its capacity as registered agent of the Partnership. The General Partner may select Persons as registered agents as it deems appropriate.

          2.03 Partners.

               (a) The Withdrawing General Partner has conveyed all of its General Partner Interest to SCG and hereby withdraws as the sole general partner of the Partnership, and SCG, as the owner of such General Partner Interest, is hereby admitted as the sole General Partner of the Partnership and included in such capacity on Exhibit A. The General Partner's principal place of business need not be the same as that of the Partnership.

               (b) The Limited Partners shall be those Persons identified as Limited Partners in Exhibit A, as amended from time to time, and they hereby continue or are admitted, as the case may be, as Limited Partners. The Withdrawing General Partner has conveyed all of its Limited Partnership Interest to SCG and hereby withdraws as a Limited Partner of the Partnership, and SCG, as the owner of such Limited Partnership Interests, is hereby admitted as a Limited Partner of the Partnership and included in such capacity on Exhibit A. Pursuant to the Purchase Agreement, in the Merger the Partnership issued to SCG Partnership Units in the amount specified therein.

               (c) Selling Partners who are receiving cash for all or part of their Partnership Interests in the Merger are being treated as having sold their Partnership Interests to SCG or its designee for federal income tax purposes and SCG or its designee is being admitted as a Limited Partner and Exhibit A is being amended accordingly.

               (d) As of the date hereof, the names and addresses of the Partners, number of Partnership Units owned by each Partner and the restated Capital Account balance of each continuing Partner are set forth on Exhibit A.

          2.04 Term and Dissolution.

               (a) The term of the Partnership shall continue in full force and effect following the withdrawal of the Withdrawing General Partner and the admission of SCG as the General Partner and shall continue in full force and effect until December 31, 2161, except that the Partnership shall be dissolved upon the happening of any of the following events:

                  (i) the occurrence of an Event of Bankruptcy as to the General Partner or the dissolution, death, withdrawal or removal of the General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b); provided that if the General Partner is on the date of such occurrence a partnership, the dissolution of the General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of the General Partner is continued by the remaining partner or partners, either alone or with additional partners, and the General Partner and such partners comply with any other applicable requirements of this Agreement; or

                  (ii) the election by the General Partner that the Partnership should be dissolved.

               (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b)), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.03. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in-kind.

          2.05 Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

          2.06 Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner may, in its sole discretion, issue a certificate summarizing the terms of such Limited Partner's interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear the following legend or such other legend as the General Partner may determine:

          This certificate is not negotiable. The Partnership Units represented by this certificate are governed by, and transferable only in accordance with, the provisions of the Agreement of Limited Partnership of SUSA Partnership, L.P., as the same may be amended or restated from time to time.

                                  ARTICLE III.
                           BUSINESS OF THE PARTNERSHIP

                  The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that, if the General Partner has made, or intends to make, a REIT Election, such business shall be limited to and conducted in such a manner as to permit the General Partner to qualify, and to continue to qualify, as a REIT, unless the General Partner, in its sole discretion, determines otherwise; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. Notwithstanding any other provision of this Agreement, the General Partner shall also be empowered to, and may, but need not, do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

                                  ARTICLE IV.
                        CAPITAL CONTRIBUTION AND ACCOUNTS

          4.01 Capital Contributions. The General Partner and its predecessor have contributed cash and properties to the capital of the Partnership, in exchange for the number of Partnership Units, all as set forth on Exhibit A. The Limited Partners (and/or their predecessors) have contributed (or are deemed to have contributed) cash and/or properties to the capital of the Partnership, in exchange for the number of Partnership Units set forth on Exhibit A. In connection with the Capital Contribution of SCG or its designee, the Merger and the sale of Limited Partnership Interests by the Selling Partners, the Gross Asset Values of the Company's assets and the Capital Accounts of the continuing Partners are restated as provided in the definition of Gross Asset Value and are as reflected in Exhibit A. The names, addresses, Capital Contributions, Partnership Units, Percentage Interests and Restated Capital Accounts as of the Effective Time are set forth in Exhibit A to this Agreement. The General Partner shall update and amend Exhibit A from time to time as necessary to reflect changes to the information set forth therein as required by this Agreement. Such a revision to Exhibit A shall not be deemed an amendment to this Agreement. The Partnership Interests may be hereafter adjusted in accordance with this Agreement, including Sections 4.02(b).

          4.02 Additional Capital Contributions; Issuances of Additional Partnership Interests.

               (a) Additional Capital Contributions. Except as provided in this
Section 4.02, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

               (b) Issuances of Additional Partnership Interests. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time and from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole discretion and without the approval of any Limited Partner, subject to Tennessee law, including (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless the additional Partnership Interests are issued for consideration that the General Partner, in good faith, determines is approximately equal in value to the fair market value of the Partnership Interest so issued. Notwithstanding the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units to any Person other than the General Partner or its Affiliates for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership. Upon each issuance of Partnership Units hereunder, the General Partner is hereby authorized to (x) amend Exhibit A attached hereto to reflect such issuance and (y) adjust Capital Accounts to reflect any revaluation of the Partnership's assets consistent with
Section 1.704-1(b)(2)(iv) of the Regulations.

               (c) Series A Cumulative Redeemable Preferred Units of Partnership Interest.

                  (i) Designation and Number. A series of Partnership Units in the Partnership designated as the "8 7/8% Series A Cumulative Redeemable Preferred Units" is hereby established. The number of Series A Preferred Units shall be 650,000.

                  (ii) Definitions. For purposes of the Series A Preferred Units, the following terms shall have the meanings indicated:

     "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

     "Contributor" shall mean Greene Street 1998 Exchange Fund, L.P., a Delaware limited partnership.

     "Priority Return" shall mean the cumulative preferential cash distributions with respect to the Series A Preferred Units set forth in Section 4.02(c)(iii).

     "Series A Preferred Stock" shall mean 650,000 unissued and unclassified shares of preferred stock of the General Partner designated and classified by a resolution of the Board of Directors of the General Partner as "8 7/8% Series A Cumulative Redeemable Preferred Stock."

                  (iii) Distributions.

                         A. Payment of Distributions. Holders of Series A Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Distributable Cash, cumulative preferential cash distributions at the rate per annum of 8 7/8% of the original Capital Contribution set forth on Exhibit A per Series A Preferred Unit. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (1) quarterly in arrears, on or before January 15, April 15, July 15 and October 15 of each year and,
     (2), in the event of (a) an exchange of Series A Preferred Units into Series A Preferred Stock, or (b) a redemption of Series A Preferred Units, on the exchange date or redemption date, as applicable (each a "Series A Preferred Unit Distribution Payment Date"), commencing on the first of such payment dates to occur following their original date of issuance.

     The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which distributions are to be made on the Series A Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series A Preferred Units will be made to the holders of record of the Series A Preferred Units on the relevant record dates, which will be fifteen (15) days prior to the relevant Series A Preferred Unit Distribution Payment Date.

                         B. Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series A Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of Series A Preferred Unit Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

                         C. Priority as to Distributions.

                              1. So long as any Series A Preferred Units are
outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest of the Partnership ranking junior as to the payment of distributions to the Series A Preferred Units (collectively, "Junior Units"), nor shall any cash or other property (other than capital stock of the General Partner which corresponds in ranking to the Partnership Interests being acquired) be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series A Preferred Units have been paid in full.

                              2. So long as distributions have not been paid in
full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units, all distributions authorized and declared on the Series A Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series A Preferred Unit shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Unit bear to each other.

                              3. Notwithstanding anything to the contrary set
forth herein, if the General Partner has made or intends to make a REIT Election, distributions on Partnership Interests held by the General Partner ranking junior to or on parity with the Series A Preferred Units may be made, without preserving the priority of distributions described in

Sections (iii).C.(1) and (2), but only to the extent such distributions are required to preserve the REIT status of the General Partner.

                         D. No Further Rights. Holders of Series A Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

                  (iv) Liquidation Proceeds.

                         A. Distribution. Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series A Preferred Units shall be made in accordance with Section 5.03, provided, that the remaining assets of the Partnership shall be distributed to the holders of Series A Preferred Units until their Capital Account balances are reduced to zero before any distribution is made to the holders of any series of Junior Units or to the holders of Common Units.

                         B. Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date, or dates when, and the place or places where, the amounts distributable in circumstances shall be payable, shall be given by
     (1) fax and (2) first class mail, postage pre-paid, not less than 30 and not more that 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

                         C. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

                         D. Consolidation, Merger or Certain Other Transactions. The consolidation or merger or other business combination of the Partnership with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

                  (v) Optional Redemption.

                         A. Right of Optional Redemption. The Series A Preferred Units may not be redeemed prior to November 1, 2003. On or after such date, the Partnership shall have the right to redeem the Series A Preferred Units, in whole or in part, at any time or from time to time out of funds legally available therefor, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holder of Series A Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this
     Section 4.02(c)(v) will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return to the redemption date to the extent not previously distributed. If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

                         B. Limitation on Redemption. The Partnership may not redeem fewer than all of the outstanding Series A Preferred Units unless all accumulated and unpaid distributions have been paid on all Series A Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption, unless such redemption is pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Units.

                         C. Procedures for Redemption.

                              1. Notice of redemption will be (a) faxed, and (b)
mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (u) the redemption date, (v) the Redemption Price, (w) the aggregate number of Series A Preferred Units to be redeemed and if fewer than all of the outstanding Series A Preferred Units are to be redeemed, the number of Series A Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series A Preferred Units that the total number of Series A Preferred Units held by such holder represents) of the aggregate number of Series A Preferred Units to be redeemed, (x) the place or places where such Series A Preferred Units are to be surrendered for payment of the Redemption Price, (y) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate on such redemption date and (z) that payment of the Redemption Price will be made upon presentation and surrender of such Series A Preferred Units.

                              2. If the Partnership gives a notice of redemption
in respect of Series A Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series A Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series A Preferred Units upon surrender of the Series A Preferred Units by such holders at the place designated in the notice of redemption. On and after the date of redemption, distributions will cease to accumulate on the Series A Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series A Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series A Pre-ferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

                  (vi) Voting Rights.

                         A. General. Holders of the Series A Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below.

                         B. Certain Voting Rights. So long as any Series A Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Units outstanding at the time (1) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series A Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up, or reclassify any Partnership Interest of the Partnership into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, (2) authorize or create, or increase the authorized or issued amount of any Partnership Interests on a parity with the Series A Preferred Units or reclassify any Partnership Interest of the Partnership into any such Partnership Interest or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Partnership Interest but only to the extent such Partnership Interests are issued to an Affiliate of the Partnership, other than (i) the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to Persons who are not Affiliates of the Partnership, (ii) Security Capital U.S. Realty, Security Capital Holdings, S.A. Realty or any of their Affiliates or (iii) any other Affiliate, provided that the Board of Directors (or, if applicable, a majority of the independent directors) of the General Partner shall have in good faith approved such issuance, or
     (3) either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to any corporation or other entity, or amend, alter or repeal the provisions of the Agreement (including this Section), whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (3) above, so long as (a) the Partnership is the surviving entity and the Series A Preferred Units remain outstanding with the terms thereof unchanged, or (b) the resulting surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series A Preferred Units for other interests in such entity having substantially the same terms and rights as the Series A Preferred Units, including with respect to distributions, redemptions, transfers, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series A Preferred Units; and provided, further, that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the

     Series A Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (z) on a parity to the Series A Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Partnership Interests are not issued to an Affiliate of the Partnership, other than (i) the General Partner or any wholly-owned Subsidiary thereof, to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to Persons who are not Affiliates of the Partnership, (ii) Security Capital U.S. Realty, Security Capital Holdings, S.A. Realty or any of their Affiliates or (iii) any other Affiliate, provided that the Board of Directors (or, if applicable, a majority of the independent directors) of the General Partner shall have in good faith approved such issuance, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  (vii) Certain Transfer Provisions. If Contributor concludes based on results or projected results that there exists (in the reasonable judgment of Contributor) an imminent and substantial risk that Contributor's interest in the Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Partnership for a taxable year (the "19.5% Limit") (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)), then Contributor shall be permitted to transfer so much of its Series A Preferred Units as may be appropriate to alleviate the risk of not satisfying the 19.5% Limit.

                  (viii) Exchange Rights.

                         A. Right to Exchange.

                              1. Series A Preferred Units will be exchangeable
with the General Partner in whole but not in part unless expressly otherwise provided herein at any time on or after November 1, 2008, at the option of 51% of the holders of all outstanding Series A Preferred Units, for authorized but previously unissued shares of Series A Preferred Stock at an exchange rate of one share of Series A Preferred Stock from the General Partner for one Series A Preferred Unit, subject to adjustment as described below, provided that the Series A Preferred Units will become exchangeable at any time, in whole but not in part unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series A Preferred Units for Series A Preferred Stock if (a) at any time full distributions shall not have been timely made on any Series A Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive; provided, however, that a distribution in respect of Series A Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Series A Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made, or (b) upon receipt by a holder or holders of Series A Preferred Units of (y) notice from the General Partner that the General Partner or a subsidiary of the General Partner has taken the position that the Partnership is, or upon the consummation of an identified event in the immediate future will be, a PTP and (z) an opinion rendered by counsel familiar with such matters addressed to a holder or holders of Series A Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series A Preferred Units may be exchanged for Series A Preferred Stock, in whole but not in part unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series A
Preferred Units after November 1, 2001 and prior to November 1, 2008 if such holders of Series A Preferred Units shall deliver to the General Partner either
(c) a private letter ruling addressed to such holder of Series A Preferred Units or (d) an opinion of counsel based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that such exchange of the Series A Preferred Units at such earlier time would not cause the Series A Preferred Units to be considered "stock and securities" within the meaning of Section 351(e) of the Code for purposes of determining whether the holder of such Series A Preferred Units is an "investment company" under Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series A Preferred Units, if Contributor so determines, may be exchanged in whole but not in part (regardless of whether held by Contributor) for Series A Preferred Stock if Contributor concludes based on results or projected results that there exists (in the reasonable judgment of Contributor) an imminent and substantial risk that Contributor's interest in the Partnership represents or will exceed the 19.5% Limit.

                              2. Notwithstanding anything to the contrary set
forth in Section 4.02(c)(viii).A.1., if an Exchange Notice has been delivered to the General Partner, then the General Partner may, at its option, within ten
(10) Business Days after receipt of the Exchange Notice, elect to cause the Partnership to redeem all or a portion of the outstanding Series A Preferred Units for cash in an amount equal to the original Capital Contribution per Series A Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. If the General Partner elects to redeem fewer than all of the outstanding Series A Preferred Units, the number of Series A Preferred Units held by each holder to be redeemed shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series A Preferred Units that the total number of Series A Preferred Units held by such holder represents) of the aggregate number of Series A Preferred Units being redeemed.

                              3. In the event an exchange of all Series A
Preferred Units pursuant to Section 4.02(c)(viii).A. would violate the provisions on ownership limitation of the General Partner, if any, set forth in the Governing Instruments, each holder of Series A Preferred Units shall be entitled to exchange, pursuant to the provisions of Section 4.02(c)(viii).B., a number of Series A Preferred Units which would comply with the provisions on the ownership limitation of the General Partner and any Series A Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon to the date of redemption, subject to any restriction thereon contained in any debt instrument or agreement of the Partnership.

                         B. Procedure for Exchange and/or Redemption of Series A
                            Preferred Units.

                              1. Any exchange shall be exercised pursuant to a
notice of exchange (the "Exchange Notice") delivered to the General Partner by the holders representing at least 51% of the outstanding Series A Preferred Units (or by Contributor in the case of an exchange pursuant to the last sentence of Section 4.02(c)(viii).A.1.) by (a) fax and (b) certified mail postage prepaid. The General Partner may effect any exchange of Series A Preferred Units, or exercise its option to cause the Partnership to redeem any portion of the Se-ries A Preferred Units for cash pursuant to Section 4.02(c)(viii).A.2. or redeem Excess Units pursuant to Section 4.02(c)(viii).A.3., by delivering to each holder of record of Series A Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, (a) if the General Partner elects to cause the Partnership to exchange any of the Series A Preferred Units then outstanding, a written notice stating (A) the redemption date, which may be the date of such written notice or any other date which is not later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series A Preferred Units are to be surrendered and
(D) that distributions on the Series A Preferred Units will cease to accrue on such redemption date, or (b) if the General Partner elects to cause the Partnership to redeem all of the Series A Preferred Units then outstanding in exchange for cash, a Redemption Notice. If the General Partner elects to cause the Partnership to exchange any of the Series A Preferred Units then outstanding, at the time and place specified in the redemption notice, the General Partner shall deliver certificates representing shares of the Series A Preferred Stock being issued in exchange for the Series A Preferred Units of such holder being exchanged. Series A Preferred Units shall be deemed canceled (and any corresponding Partnership Interest represented thereby deemed terminated) simultaneously with the delivery of shares of Series A Preferred Stock (with respect to Series A Preferred Units exchanged) or simultaneously with the redemption date (with respect to Series A Preferred Units redeemed). Holders of Series A Preferred Units shall deliver any canceled certificates representing Series A Preferred Units which have been exchanged or redeemed to the office of the General Partner within ten (10) Business Days of the exchange or redemption with respect thereto. Notwithstanding anything to the contrary contained herein, any and all Series A Preferred Units to be exchanged for Series A Preferred Stock pursuant to this Section 4.02(c)(viii) shall be so exchanged in a single transaction at one time. As a condition to exchange, the General Partner may require the holders of Series A Preferred Units to make such representations as may be reasonably necessary for the General Partner to establish that the issuance of Series A Preferred Stock pursuant to the exchange shall not be required to be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Any shares of Series A Preferred Stock issued pursuant to this Section 4.02(c)(viii) shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Governing Instruments, if any, the Securities Act and relevant state securities or blue sky laws. The certificates representing the Series A Preferred Stock issued upon exchange of the Series A Preferred Units shall contain the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER

                  DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

                              2. In the event of an exchange of Series A
Preferred Units for Series A Preferred Stock, an amount equal to the accrued and unpaid distributions to the date of exchange on any Series A Preferred Units tendered for exchange shall (a) accrue on the Series A Preferred Stock into which such Series A Preferred Units are exchanged and (b) continue to accrue on such Series A Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series A Preferred Units. Fractional shares of Series A Preferred Stock are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment, based upon the fair market value of the Series A Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

                         C. Adjustment of Exchange Price. In case the General Partner shall be a party to any transaction (including a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series A Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series A Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Series A Preferred Stock or fraction thereof into which one Series A Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

                  (ix) Registration Rights. If the holders of the Series A Preferred Units exercise their right to exchange such Series A Preferred Units for Series A Preferred Stock pursuant to Section 4.02(c)(viii).A., such holders shall be entitled to certain rights with respect to the registration of such shares for sale under the Securities Act. Such holders may request the issuer of such shares file a registration statement under the Act with respect to such shares, after which the issuer of such shares shall use its best efforts to effect such registration.

                  (x) No Other Conversion Rights. Except as provided above, the holders of the Series A Preferred Units shall not have any rights to convert such Series A Preferred Units into any other securities of, or interest in, the Partnership or the General Partner.

                  (xi) No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series A Preferred Units.

          4.03 Partnership Capital. A separate Capital Account shall be established and maintained for each Partner. No interest shall be paid on any Capital Contribution. Except as expressly provided in this Agreement, no Limited Partner shall have the right to demand or receive property other than cash in return for his contribution, and no Limited Partner, as such, shall have priority over any other Limited Partner, either as to the return of contributions of capital or as to profits, losses or distributions.

            4.04 Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of outstanding Partnership Units.

            4.05 No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

                                   ARTICLE V.

                 ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

            5.01  Allocation of Profit and Losses.

                  (a)   General Allocations.

                        (i) Depreciation and Amortization Deductions. Except as otherwise provided in this Section 5.01, depreciation and amortization deductions for each fiscal year of the Partnership shall be allocated among the Non-Greene Street Partners pro rata based on their respective Percentage Interests.

                        (ii)  Profits. Except as otherwise provided in this
      Section 5.01, Profits, including profits from a disposition of all or any portion of Property, shall be allocated at the end of each fiscal year to the Partners as follows:

                              (1) First, to Greene Street until the aggregate amount of Profits allocated to Greene Street for the current and all prior years equals the aggregate amount of cash distributed to Greene Street under Section 4.02(c)(iii) for the current and all prior years;

                              (2)   To the Non-Greene Street Partners in
      proportion to and to the extent of prior allocations of Losses made in accordance with Section 5.01(a)(iii)(2) as reduced by all prior allocations of Profits pursuant to this Section 5.01(a)(ii)(2); and

                              (3)   Thereafter, to the Non-Greene Street
      Partners pro rata based on their respective Percentage Interests.

                        (iii) Losses. Except as otherwise provided in this
Section 5.01, Losses, including losses from a disposition of all or any portion of Property, shall be allocated at the end of each fiscal year as follows:

                              (1) First, pro rata to the Non-Greene Street Partners, in proportion to their Percentage Interests, until their Capital Accounts have been reduced to zero;

                              (2) Second, to the General Partner to the extent permitted under applicable Regulations; and

                              (3)   Thereafter, to Greene Street.

                  (b) Special Allocations. The following special allocations shall be made in the following order of priority:

                        (i) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulation
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 5.01(b)(i) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this Section 5.01(b)(i) only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article V with respect to such fiscal year and without regard to any net decrease in Partnership Minimum Gain during such fiscal year.

                        (ii) Partnership Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article V except Section 5.01(b)(i), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 5.01(b)(ii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith. Solely for purposes or this Section 5.01(b)(ii), each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Section 5.01 with respect to such fiscal year, other than allocations pursuant to Section 5.01(b)(i).

                        (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 5.01(b)(iii) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.01(b)(iii) were not in the Agreement.

                        (iv) Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (a) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (b) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 5.01(b)(iv) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.01(b)(iii) and this Section 5.01(b)(iv) were not in the Agreement.

                        (v) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners in proportion to their respective Percentage Interests.

                        (vi) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulation Section 1.704-2(i)(1).

                        (vii) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code
Section 734(b) or Code Section 743(b) is required, pursuant to Regulation Sections 1.704-1(b)(2)(iv)(m)(2) or

1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership if Regulation Section 1.704-l(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Regulation Section 1.704-l(b)(2)(iv)(m)(4) applies.

                  (c)   Curative Allocations.

                        (i) The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 5.01(c)(ii), the "Nonrecourse Regulatory Allocations," as defined in Section 5.01(c)(iii), and the "Partner Nonrecourse Regulatory Allocations," as defined in Section 5.01(c)(iv).

                        (ii) The "Basic Regulatory Allocations" consist of allocations pursuant to Sections 5.01(b)(iii), 5.01(b)(iv), and 5.01(b)(vii). Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 5.01(c)(ii) shall only be made with respect to allocations pursuant to Section 5.01(b)(vii) to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

                        (iii) The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 5.01(b)(i) and 5.01(b)(v). Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (a) no allocations pursuant to this Section 5.01(a)(iii) shall be made prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (b) allocations pursuant to this Section 5.01(c)(iii) shall be deferred with respect to allocations pursuant to Section 5.01(b)(v) to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to
Section 5.01(b)(i).

                        (iv) The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 5.01(b)(ii) and 5.01(b)(vi). Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (a) no allocations pursuant to this
Section 5.01(c)(iv) shall be made with respect to allocations pursuant to
Section 5.01(b)(vi) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (b) allocations pursuant to this
Section 5.01(c)(iv) shall be deferred with respect to allocations pursuant to
Section 5.01(b)(vi) relating to a particular Partner Nonrecourse Debt to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 5.01(b)(ii).

                        (v) The General Partner shall have reasonable discretion, with respect to each Partnership fiscal year, to (a) apply the provisions of Sections 5.01(c)(ii), 5.01(c)(iii) and 5.01(c)(iv) in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (b) divide all allocations pursuant to Sections 5.01(c)(ii), 5.01(c)(iii) and 5.01(c)(iv) among the Partners in a manner that is likely to minimize such economic distortions.

                  (d)   Other Allocation Rules.

                        (i) To the extent the Partnership recognizes income for federal income tax purposes prior to actual receipt, appropriate adjustments to distributions shall be made upon receipt thereof so that such amounts are distributed in the same manner as such income was allocated.

                        (ii) In the event of a transfer of any interest in the Partnership, and/or in the event of any increase or decrease in the interest of any Partner in the Partnership, whether arising out of or in connection with the entry of a new Partner, the liquidation, partial or whole, of any Partner's interest or otherwise, after the admission of any Partner, the share of the Profits, Losses and gains or losses from the disposition of Property, and each item of income and expense pertaining thereto, of the respective Partners shall be fixed and determined by reference to the income and expenses reflected on the books and records of the Partnership according to the following convention: a Partner admitted on or before the 15th day of the month shall be deemed admitted as of the 1st day of that month and a Partner admitted after the 15th day of the month shall be deemed admitted as of the first day of the following month; provided, however, that if this convention is not permitted under applicable Regulations, a convention permitted under such Regulations approximating the foregoing as closely as possible will be used. In addition, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before ad-justment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

                        (iii) In accordance with Code Section 704(c) and the Regulations thereunder, items of income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Agreed Value. In the event the Gross Asset Value of any Partnership Asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and any deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 501(d)(iii) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                        (iv) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the General Partner shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner.

                        (v) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulation Section 1.752-3(a)(3), the Partners' interests in Partnership profits are equal to their respective Percentage Interests.

                        (vi) Any Profit or Losses allocated to the Limited Partners as a group shall be allocated among the individual Limited Partners in accordance with their respective Percentage Interests.

            5.02  Distribution of Cash.

                  (a) The General Partner shall distribute quarterly Distributable Cash, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter in accordance with their respective Percentage Interests on such Partnership Record Date; provided that, subject to Section 5.02(c) and
Section 5.02(d), such distributions shall be in equal amount with respect to all Partnership Units of the same class and shall not be less than the Historical Amount for such quarter.

                  (b) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and

1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Partner or assignee (including by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner for all purposes of this Agreement.

                  (c) Each distribution to the Limited Partners as a group shall be distributed among the individual Limited Partners in accordance with their respective Percentage Interests on such Partnership Record Date.

                  (d) If and during any period in which the Partnership has outstanding Partnership Units that are exchangeable for shares of common stock of the General Partner, in no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a dividend with respect to a share of common stock of the General Partner for which all or part of such Partnership Unit has been or will be exchanged.

                  (e) If and during any period in which the General Partner is or expects to be taxed as a REIT, it is the intent, but not the obligation, of the Partnership that a cash distribution shall be made for each fiscal year of the Partnership to enable the General Partner (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) to avoid any federal or excise tax liability imposed by the Code.

                  (f) Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution which includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, do not exceed the fair market value of the Partnership's assets.

            5.03  Distributions Upon Liquidation.

                  (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets. Any distributions pursuant to this Section 5.03 shall be made as promptly as practicable at the time or times deemed advisable by the General Partner in its reasonable judgment. The General Partner may make appropriate arrangements (including withholding funds or the use of a liquidating trust) to assure that adequate funds are available to pay any contingent debts or obligations.

                  (b) If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections
5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, the

General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be distributed by the Partnership to creditors, if any, and then to the Limited Partners with positive Capital Account balances in accordance with Section 5.03(a). This covenant is for the exclusive benefit of the parties to this Agreement and may not be enforced by any creditor of the Partnership or any other third party.

            5.04 Substantial Economic Effect. It is the intent of the Partners that the allocations of Profits and Losses under this Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. This Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

                                   ARTICLE VI.

              RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

            6.01  Management of the Partnership.

                  (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership.

                  (b) Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include the authority to take the following actions on behalf of the Partnership:

                        (i) to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets, including equity interests in other REIT entities, mortgage loans and participations therein, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

                        (ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

                        (iii) to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                        (iv) to use the assets of the Partnership (including cash on hand) for any purpose consistent with this Agreement, including payment, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership, to third parties or, if to the General Partner, as set forth in this Agreement;

                        (v) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

                        (vi) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided that the General Partner may not, without the consent of the Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners, confess a judgment in a material amount against the Partnership;

                        (vii) to make regulatory and other filings or applications, and communicate or otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

                       (viii) to make or revoke any election permitted or required of the Partnership by any taxing authority (other than to elect out of Subchapter K of the Code);

                        (ix) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

                        (x) to determine whether or not to apply any insurance proceeds for any property, to the restoration of such property or to distribute the same;

                        (xi) to establish one or more divisions of the Partnership, select or dismiss employees of the Partnership or any division of the Partnership (including employees having titles such as "president," "vice president," "secretary" and "treasurer"), and retain legal counsel, accountants, consultants, real estate brokers, and such other Persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration (including the adoption of employee benefit plans, stock option plans and similar plans funded by the Partnership) and other terms of employment or hiring as the General Partner may deem reasonable and proper;

                        (xii) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

                       (xiii) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

                        (xiv) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

                        (xv) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

                        (xvi) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including the acquisition of interests in, and the contributions of property to, its Subsidiaries, other REIT entities and any other Persons in which it has an equity interest from time to time, and mortgage loans and participations therein), and take any actions or exercise any powers on behalf of the Partnership in connection therewith;

                       (xvii) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose; and

                      (xviii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

                  (c) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligations on behalf of the Partnership.

                  (d) Notwithstanding anything herein to the contrary, if the General Partner has made or intends to make a REIT Election, the Partnership shall be operated in a manner that will allow the General Partner to satisfy the applicable requirements under the Code for being classified as a REIT.

            6.02 Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

            6.03  Indemnification and Exculpation of Indemnitees.

                  (a) The Partnership shall indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) (and to the extent that) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made exclusively out of the assets of the Partnership (which assets, for purposes of this Section, shall be deemed not to include any claim or right to any contribution or funds from the General Partner in its capacity as General Partner).

                  (b) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if shall ultimately be determined that the standard of conduct has not been met.

                  (c) The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                  (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and the Partnership shall indemnify and hold harmless the Indemnitee for actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of the Indemnitee's duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan.

                  (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not create any rights for the benefit of any other Persons.

            6.04  Liability of the General Partner.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

                  (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable, if acting in good faith, for monetary losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided, however, that the fact that the decisions or actions of the General Partner benefited the General Partner's shareholders at the expense of the Limited Partners shall not in and of itself constitute proof that the General Partner failed to act in good faith.

                  (c) Subject to its obligations and duties as General Partner set forth in Section 6.01, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                  (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to make a REIT Election or continue to be taxed as a REIT or (ii) if applicable, to prevent the General Partner from incurring any taxes under
Section 857, Section 4981 or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                  (e)   Any amendment, modification or repeal of this Section
6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

            6.05 Expenditures by the Partnership. The General Partnership is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures (including Administrative Expenses) shall be made an behalf of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.

            6.06 Outside Activities of General Partner. Subject to the Governing Instruments and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including the same business interests and activities as those engaged in by the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any business ventures of the General Partner. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business interests or activities of the General Partner, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

            6.07  Transactions with Affiliates.

                  (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor, and the General Partner may cause or allow the Partnership to enter into contracts, agreements, relationships, joint ventures and transactions, including with respect to the provision of services, the acquisition of assets or otherwise, with any Affiliate of the General Partner, provided that, in each such case, the terms and conditions of any transaction between the Partnership and such Affiliate are consistent with terms and conditions that would be arrived at with an independent third party with whom the Partnership was negotiating on an arm's-length basis; it being specifically acknowledged and agreed, however, that the Partnership may, in the sole discretion of the General Partner, enter into one or more management agreements with any Person and terminate the existing management agreement with Subsidiary Corp.

                  (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

                  (c) Subject to Section 6.07(a), the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems appropriate, consistent with this Agreement and applicable law.

                  (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that the General Partner in good faith determines are fair and reasonable to the Partnership.

            6.08 Loans to the Partnership. If additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the Partnership may borrow such funds as are needed from the General Partner or any Affiliate of the General Partner for such period of time and on such terms as the General Partner or its Affiliate may agree, provided that the terms shall be substantially equivalent to the terms that could be obtained from a third party on an arm's-length basis. Nothing in this Section
6.08 shall be deemed to require the General Partner to lend or advance any funds to the Partnership, and the General Partner may decline to do so in its sole discretion.

            6.09 Loans to the General Partner. If additional funds are required by the General Partner for any purpose relating to the business of the General Partner or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the General Partner may borrow such funds as are needed from the Partnership or any Affiliate of the Partnership for such period of time and on such terms as the Partnership or its Affiliate may agree, provided that the General Partner shall have determined in good faith that the interest and repayment terms with respect to such borrowings are substantially equivalent to the terms that could be obtained from a third party on an arm's-length basis, and provided, further that the General Partner shall not be required to pledge collateral or give any other security for any such borrowings.

                                  ARTICLE VII.

                           CHANGES IN GENERAL PARTNER

            7.01  Transfer of the General Partner's Partnership Interest.

                  (a) The General Partner may, without the consent of the Limited Partners (i) subject to Section 7.02, transfer all or any part of its General Partner Interests at any time and from time to time to one or more Persons, (ii) subject to Section 7.02, engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets or other similar transaction and (iii) subject to Section 7.01(b), withdraw as General Partner.

                  (b) The General Partner may not withdraw from the Partnership unless at least one other General Partner will become or continue as a General Partner of the Partnership immediately after such withdrawal.

            7.02 Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied (or, in the case of clauses (b) or (c), waived) by the General Partner:

                  (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a Partner shall have been filed for recordation and all other actions required by Section 2.05 in connection with such admission shall have been performed;

                  (b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

                  (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from counsel in any state or other jurisdiction as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will (i) cause the Partnership to be classified other than as a partnership for federal income tax purposes, (ii) result in the loss of any Limited Partner's limited liability, or
(iii) if applicable, jeopardize the REIT status of the General Partner.

            7.03 Effect of Bankruptcy, Withdrawal, Death or Dissolution of General Partner.

                  (a) Upon the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.04(a)) or the withdrawal, death or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of the General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated, with the effects set forth in Sections 2.04 and 5.03, unless the Partnership is continued pursuant to Section 7.03(b); provided that this Section 7.03(a) shall not apply (and the Partnership shall be continued) if, at the time of such occurrence, another Person shall be acting as a General Partner (a "Continuing General Partner").

                  (b) If, following the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.04(a)) or the withdrawal, death or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution or Event of Bankruptcy as to a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of the General Partner is continued by the remaining partner or partners), there shall be no Con-tinuing General Partner, then, within 90 days after such occurrence, the Limited Partners may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.04 by selecting, subject to Section 7.02 and any other provisions of this Agreement, a substitute General Partner by unanimous consent of the Limited Partners. If the Limited Partners, in accordance with the provisions of this Section 7.03(b), elect to reconstitute the Partnership and admit a substitute General Partner, the relationship with the Partners and any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

            7.04  Removal of General Partner.

                  (a) Upon the occurrence of an Event of Bankruptcy as to the General Partner (at a time when the Limited Partners, excluding the General Partner, own more than 25% of the Limited Partnership Interests) or the dissolution of the General Partner, the General Partner shall be deemed to be removed automatically; provided, however, that if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of the General Partner is continued by the remaining partner or partners.

                  (b)   If the General Partner has been removed pursuant to
Section 7.04(a) and the Partnership is continued pursuant to Section 7.03, the General Partner shall promptly transfer and assign its General Partner Interest in the Partnership (i) to a Person designated by the Continuing General Partner or the substitute General Partner approved by the Limited Partners in accordance with Section 7.03(b), as the case may be, and (in each case) otherwise admitted to the Partnership in accordance with Section 7.02. At the time of assignment, the removed General Partner shall be entitled to receive from the Person designated by the Continuing General Partner or the substitute General Partner, as the case may be, the fair market value of the General Partner Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the removed General Partner and the Continuing General Partner or a majority-in-interest of the Limited Partners (excluding the General Partner), as the case may be, within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and the Continuing General Partner or a majority-in-interest of the Limited Partners (excluding the General Partner), as the case may be, shall each select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's General Partner Interest within 30 days of such removal, and the fair market value of the removed General Partner's General Partner Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after such removal, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner's General Partner Interest no later than 60 days after such removal. In such case, the fair market value of the removed General Partner's General Partner Interest shall be the average of the two appraisals closest in value (or, in the absence of two appraisals closest in value, the average of the three appraisals).

                  (c) The General Partner Interest of a removed General Partner, during the time after such removal until transfer pursuant to Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss, Distributable Cash or allocations, as the case may be, payable or allocable to the Limited Partners as such. Instead, such removed General Partner shall retain only distributions or allocations of such items which it would have been entitled to receive in its capacity as General Partner, until such transfer is effective.

                  (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this section.

                                  ARTICLE VIII.

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

            8.01 Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

            8.02 Power of Attorney. Each Limited Partner hereby irrevocably appoints each General Partner and its respective duly authorized officers, severally, his true and lawful attorney-in-fact, who may act for each Limited Partner and in his name, place and stead, and for his use and benefit, to sign, acknowledge, swear to, deliver, file and record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of his interest in the Partnership.

            8.03 Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of his Capital Contribution, if any, as and when due hereunder. After his Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

            8.04 Ownership by Limited Partner of Corporate General Partner or Affiliate. During and with respect to any period in which the General Partner has made or intends to make a REIT Election, no Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership or the General Partner as a REIT for federal income tax purposes. The

General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

            8.05  Redemption Right.

                  (a) Subject to Section 8.05(c), each Limited Partner (other than the General Partner) shall have the right (the "Redemption Right"), exercisable by delivery by such Limited Partner (a "Redeeming Partner") to the General Partner of a Notice of Redemption (which Notice of Redemption must be received by the General Partner) neither prior to 15 days nor later than 30 days after the date Financial Statements relating to the most recently completed quarter are delivered to the Limited Partners (the "Notice Period"), requiring the Partnership to redeem all or a portion of such Limited Partner's Partnership Units in cash at a redemption price equal to the Redemption Amount; provided, however, that a Limited Partner may not exercise the Redemption Right if the Redemption Amount payable to such Limited Partner is less than $50,000 in the aggregate or if such Limited Partner holds Partnership Units redeemable for a Redemption Amount less than $50,000 in the aggregate, unless such Limited Partner exercises its Redemption Rights for all of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the beginning of the Notice Period.

                  (b) Notwithstanding the provisions of Section 8.05(a), the General Partner may, in its sole discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount in accordance with the provisions of Section 8.05(c), (except for the second proviso thereof), whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner for federal income tax purposes.

                  (c) Any Redemption Amount to be paid to a Redeeming Partner pursuant to this Section 8.05 shall be paid as soon as reasonably practicable but not later than 60 days after the initial date of receipt by the General Partner of the Notice of Redemption relating to the Partnership Units to be redeemed; provided, however, that such 60-day period may be extended for up to an additional 180 days to the extent required for the General Partner to secure any financing to be used for the payment of any such Redemption Amount; and provided, further, that if, in its sole discretion, the General Partner's Board of Directors determines that it would be imprudent to make a lump-sum cash payment in light of the current or anticipated cash flow of the General Partner, such Redemption Amount may be paid with a promissory note of the General Partner bearing interest at the Prime Rate then in effect, payable over two (2) years in equal quarterly installments. The General Partner and the Partnership agree to use their commercially reasonable best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as soon as reasonably practicable.

                  (d) If at any time, the General Partner proposes to sell any of its Limited Partnership Interests to any Person, other than an Affiliate of the General Partner, for consideration consisting of cash and/or securities having a readily ascertainable value and having an aggregate value (as of the time the General Partner enters into such transaction) of $100 million or more, and such consideration has an aggregate value in excess of the aggregate amount payable for such Limited Partnership Interests if such interests were redeemed at the Redemption Amount most recently in effect, the Limited Partners (other than the General Partner) shall have the right (the "Tag-Along Redemption Right") to have all or part of their Partnership Units redeemed by the Partnership in cash for the same consideration per Partnership Unit paid by such Person to the General Partner for its Limited Partnership Interests (the "Tag-Along Redemption Amount"). If circumstances occur which give rise to the Tag-Along Redemption Right, then the General Partner will give prompt written notice to the Limited Partners (other than the General Partner) providing a summary of the terms of the proposed sale to the third party and advising such Limited Partners of their Tag-Along Redemption Rights. Each Limited Partner may exercise its Tag-Along Redemption Right by delivering a written notice to the General Partner, within 10 days of receipt of the General Partner's notice, stating the number of Partnership Units that such Limited Partner wishes to have redeemed. If a Limited Partner gives written notice indicating that it wishes to exercise its Tag-Along Redemption Right, the Partnership shall, within 60 days of receipt of such notice, redeem that number of Partnership Units specified in the Limited Partner's acceptance notice for the Tag-Along Redemption Amount. The provisions of Sections 8.05(b) and the two provisos to Section 8.05(c) shall apply mutatis mutandis to the exercise by the Limited Partners (other than the General Partner) of Tag-Along Redemption Rights pursuant to this Section 8.05(d).

                  (e) For purposes of this Section 8.05, "Partnership Units" shall mean "Common Units."

            8.06 Outside Activities of Limited Partners. Except as otherwise provided in this Agreement, any Limited Partner and its Affiliates may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including enterprises engaged in the same business as the Partnership, and neither the Partnership nor the other Partners shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom.

                                   ARTICLE IX.

                   TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

            9.01  Purchase for Investment.

                  (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest in violation of the Securities Act of 1933, as amended.

                  (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

            9.02  Restrictions on Transfer of Limited Partnership Interests.

                  (a) Except as otherwise provided in Section 9.02(d), no Limited Partner (other than the General Partner) may offer, sell, assign, hypothecate, pledge or otherwise transfer his Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the written consent of the General Partner, which consent may, in the sole discretion of the General Partner, be withheld or made subject to any terms and conditions as the General Partner may determine, including that the transferor assume all costs incurred by the Partnership in connection with such Transfer.

                  (b) Section 9.02(a) shall not apply to any of the following transactions, (except that the General Partner may require that the transferor assume all costs incurred by the Partnership in connection therewith):

                        (i) any Transfer by a Limited Partner pursuant to the exercise of its Redemption Right under Section 8.05;

                        (ii) if the Limited Partner is an individual, any donative Transfer pursuant to such deceased Limited Partner's last will and testament or the applicable laws of descent and distribution to, or in trust for the sole benefit of one or more members of, such Limited Partner's immediate family. For purposes of this Section 9.02(b)(ii), the term "immediate family" shall be deemed to include only an individual Limited Partner's spouse, children and grandchildren.

                  (c) Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

            9.03  Admission of Substitute Limited Partner.

                  (a) Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (other than the General Partner) (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                        (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

                        (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

                        (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) and the agreement set forth in Section 9.01(b).

                        (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

                        (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02.

                        (vi) The assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and filing and publication costs in connection with his substitution as a Limited Partner.

                        (vii) The assignee has obtained the prior written consent of the General Partner to the assignee's admission as a Substitute Limited Partner, which consent may be withheld in the exercise of the General Partner's sole discretion.

                  (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in
Section 9.03(a)(ii) or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

                  (c) The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

            9.04  Rights of Assignees of Partnership Interests.

                  (a) Subject to the provisions of Sections 9.01 and 9.02, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner (other than the General Partner) of his Partnership Interest until the Partnership has received notice thereof.

                  (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this
Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Limited Partnership Interest.

            9.05 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions to the admission of the assignee as a Substitute Limited Partner.

            9.06 Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly-held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall be owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

                                   ARTICLE X.

                   BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

            10.01 Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years, and (e) all documents and information required under the Act. Any Partner or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

            10.02 Custody of Partnership Funds; Bank Accounts.

                  (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

                  (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

            10.03 Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

            10.04 Annual Tax Information and Report. Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each Person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

            10.05 Tax Matters Partner; Tax Elections; Special Basis Adjustments.

                  (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of final Partnership adjustment under Section 6223(a) of the Code and elects not to file a petition for judicial review for such adjustment within the period provided for under Section 6226(a) of the Code, the General Partner will so notify the Partners, within such period or such shorter period as may be required under the Code.

                  (b) All elections required or permitted to be made by the Partnership under the Code or this Agreement shall be made by the General Partner in its sole discretion.

                  (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership's assets. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

                  (d) The Partners intend for the Partnership to be treated as a partnership for federal income tax purposes, and, at least for five years after the date hereof, the General Partner shall take such steps as may be necessary to ensure that the Partnership is so treated (including such steps as may be needed so that the Partnership is not taxed as a corporation by reason of being a PTP).

            10.06 Reports to Limited Partners.

                  (a) The General Partner shall determine and prepare a statement of assets and liabilities and partners' capital as of the end of each quarter, as well as statements of revenue and capital (collectively, the "Financial Statements"). As a note to such Financial Statements, the General Partner shall prepare (i) a schedule of all loans to the Partnership (which schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement), (ii) a calculation of the Net Asset Value and the Redemption Amount and (iii) in the case of the annual statements, a calculation of each Partner's Capital Account. As soon as reasonably practicable after preparation thereof (but no later than 50 days after the end of each of the first three fiscal quarters or 95 days after the end of each calendar year), the General Partner shall transmit the Financial Statements to the Limited Partners. The books of the Partnership shall be audited annually as of the end of each fiscal year of the Partnership by independent accountants selected by the General Partner, who may be the same accountants responsible for the audit of the General Partner's books.

                  (b) The Limited Partners shall have no right to a private audit of the books and records of the Partnership, except to the extent expressly provided herein or as otherwise required under applicable law.

                                   ARTICLE XI.

                             AMENDMENT OF AGREEMENT

            The General Partner's consent shall be required for any amendment to the Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect whatsoever; provided, however, that the following amendments shall require the consent of Limited Partners (other than the General Partner or its controlled Affiliates) holding more than 51% of the Percentage Interests of the Limited Partners (other than the General Partner or its controlled Affiliates):

                  (a) any amendment to the provisions (including the definitions of any defined terms used therein) (i) that set forth the method of calculating the Historical Amount, the Redemption Amount or the Tag-Along Redemption Amount or (ii) that require that distributions be made to the Limited Partners, that distributions with respect to Partnership units of the same class be equal in amount or that Limited Partnership Interests be redeemed;

                  (b) any amendment that would alter the Partnership's allocations of Profits and Losses, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 or the redemption of Partnership Units; or

                  (c) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

Notwithstanding the foregoing paragraph (b), the General Partner may, without the consent of the Limited Partners, amend this Agreement as may necessary and advisable, in the General Partner's good faith judgment, to (i) permit the General partner to make a REIT Election and to qualify (or continue to qualify) as a REIT and (ii) to make appropriate provision, in connection with the issuance by the Partnership of Partnership Units that are exchangeable for shares of common stock of the General Partner, including with respect to the General Partner Interest, to give effect to such exchange or future exchange.

                                  ARTICLE XII.

                       MEETINGS OF AND ACTION BY PARTNERS

            12.01 Notice of Meetings. Meetings of the Partners to vote upon such matters as Limited Partners are authorized to act herein may be called at any time by the General Partner or by Limited Partners holding more than 10 percent of the Partnership Units by delivering written notice of such call to the General Partner. Within 15 days after the call of a meeting, the General Partner shall cause notice to be given to the Limited Partners entitled to vote on such matters that a meeting will be held at a time and place fixed by the General Partner which is not less than 5 nor more than 60 days after the call of the meeting. If the General Partner fails to give such notice, then the Limited Partners calling the meeting may give notice of the meeting and fix the time and place thereof. Meetings of Limited Partners shall be held at the principal office of the Partnership, at the time and place designated by the Persons calling the meeting.

            12.02 Quorum, Adjournment. Any Partners' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of Partners having a majority of the voting power of the Partners attending the meeting, but in the absence of a quorum no other business may be transacted at such meeting.

            12.03 Proxy, Telephone Attendance. There shall be deemed to be a quorum at any meeting of the Partners at which Partners holding Partnership Units representing a majority in interest are present in person, by telephone or by proxy. Any Partner may attend the meeting in person, by telephone or by proxy.

            12.04 Voting. Except as otherwise expressly provided herein, in all Partnership matters requiring a vote, a vote of the majority in interest (as determined by reference to their respective Percentage Interests as they then exist) of the Partners shall be controlling.

            12.05 Written Consent. Any action which may be taken by vote may be taken on written consent without a meeting of the Partnership being held or called upon written consent of Partners holding the same Percentage Interests in the Partnership as would have been required had such meeting been held. For purposes of obtaining a written consent under this Agreement, the General Partner may require a written response by a Limited Partner within a specified time, but not less than 30 days after the date of such notice. In such event, if the Limited Partner does not respond within the stated time period, the Limited Partner shall be deemed to have affirmatively consented to the matter recommended by the General Partner in the written consent.

                                  ARTICLE XIII.

                               GENERAL PROVISIONS

            13.01 Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered or mailed to its specified office.

            13.02 Survival of Rights. Subject to the provisions hereof limiting transfers and Section 6.03(h), this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

            13.03 Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

            13.04 Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

            13.05 Entire Agreement. This Agreement and exhibits attached hereto constitute the entire agreement of the Partners and supersede all prior written agreements (including the Original Agreement) and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

            13.06 Interpretation. For the purposes hereof, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless the context otherwise requires, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references shall be deemed to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified, (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (d) Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement or any part thereof, (e) provisions shall apply, when appropriate, to successive events and transactions and (f) references to Exhibit A shall be to Exhibit A as amended from time to time in accordance with this Agreement.

            13.07 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

            13.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

            13.09 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

            13.10 Title to Partnership Assets. Title to Partnership assets shall be deemed to be owned by the Partnership as an entity, and no Partner shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its commercially reasonable best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably possible. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

            IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures, as of the date first set forth above.

                                    AS GENERAL PARTNER:


                                    SECURITY CAPITAL GROUP INCORPORATED


                                    By:  ____________________________________
                                         Name:
                                         Title:

                                    AS WITHDRAWING GENERAL PARTNER:


                                    STORAGE USA, INC.


                                    By:  ____________________________________
                                         Name:
                                         Title:

                                    AS LIMITED PARTNERS:


                                    ____________________________________
                                    Name:
                                    Title:

                                    ____________________________________
                                    Name:
                                    Title:

                                    ____________________________________
                                    Name:
                                    Title:

                                    ____________________________________
                                    Name:
                                    Title:

                                    ____________________________________
                                    Name:
                                    Title:

                                    ____________________________________
                                    Name:
                                    Title:

                                    ____________________________________
                                    Name:
                                    Title:

                                    EXHIBIT A

As of
      ------------, -----

                                 PARTNERSHIP    RESTATED CAPITAL    PERCENTAGE
PARTNER                           UNITS (#)     ACCOUNT BALANCE    INTEREST (%)
-------                           ---------     ---------------    ------------
GENERAL PARTNER:

  Security Capital Group
  Incorporated

LIMITED PARTNERS:
  [               ]










                                -------------    -------------    -------------
TOTAL                           $                $                *           %
                                =============    =============    =============

*Total not equal to 100% due to rounding.


[NOTE: PREFERRED UNITS SHOULD ALSO BE LISTED]

EXHIBIT B

                     NOTICE OF EXERCISE OF REDEMPTION RIGHT

            The undersigned hereby irrevocably (i) presents for redemption ______________ Partnership Units in SUSA PARTNERSHIP, L.P. (the "Partnership") in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership and the Redemption Right referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the Redemption Amount (as determined in accordance with the provisions of such Agreement) deliverable upon exercise of the Redemption Right be delivered to the address specified below.

Dated:  ______________________

Name of Limited Partner:

                                    ____________________________________
                                    (Signature of Limited Partner)


                                    ____________________________________
                                    (Street Address)


                                    ____________________________________
                                    (City) (State) (Zip Code)


                                    Signature Guaranteed by:


                                    ____________________________________

                                    EXHIBIT C

                            FORM OF SUPPORT AGREEMENT

      SUPPORT AGREEMENT, dated as of _________, 200_ (this "Agreement"), by the shareholders of Storage USA, Inc. listed on the signature page(s) hereto (collectively, the "Shareholders" and each individually, a "Shareholder") and Security Capital Group Incorporated to and for the benefit of ___________, a __________ corporation ("Acquiror"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Purchase and Sale Agreement, dated as of December 5, 2001, by and between Security Capital Group Incorporated, the Company and certain other parties named therein (the "Shareholder Acquisition Agreement").

      WHEREAS, as of the date hereof, the Shareholders collectively own of record and beneficially at least 11,765,654 shares of capital stock of Storage USA, Inc., a Tennessee corporation (the "Company"), as set forth on Schedule I hereto (such shares and any other voting or equity securities of the Company acquired by any Shareholder prior to the termination of this Agreement, being referred to herein collectively as, the "Shares");

      WHEREAS, concurrently with the execution of this Agreement, the Acquiror and the Company are entering into an acquisition agreement, dated as of the date hereof (the "Acquiror Transaction Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Acquiror and/or one or more of its affiliates will acquire the common stock or substantially all of the assets of the Company (the "Acquiror Transaction");

      WHEREAS, the Special Committee of the Board of Directors of the Company has determined that the Acquiror Transaction constitutes a Superior Transaction as defined in and in accordance with the terms of the Shareholder Acquisition Agreement;

      WHEREAS, the Company contemporaneously with the execution of this Agreement is terminating the Shareholder Acquisition Agreement in accordance with the provisions of Section 7.1(f) thereof and paying Security Capital Group Incorporated the termination fee provided for therein;

      WHEREAS, such termination is occurring during the Permitted Period provided for in the Shareholder Acquisition Agreement and the Company has complied with the provisions of Section 5.6(c) thereof (after giving effect to the last sentence thereof); and

      WHEREAS, as a condition to the willingness of the Company and the Acquiror to enter into the Acquiror Transaction Agreement and in light of the substantial expenses that the Acquiror and the Company will incur in connection with the transactions contemplated by the Acquiror Transaction Agreement, the Acquiror has requested that the Shareholders agree, and in order to induce the Acquiror and the

Company to enter into the Acquiror Transaction Agreement, the Shareholders are willing to agree to support the Acquiror Transaction, upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

      Section 1. Voting of Shares. The Shareholders hereby jointly and severally covenant and agree to the Acquiror as follows:

            (a) Until the Termination Time (as defined in Section 5), at any meeting (and at every adjournment and postponement thereof) of the shareholders of the Company, however called, and in any action by written consent of the shareholders of the Company, the Shareholders will vote, or cause to be voted, all of the Shares in favor of the adoption of the Acquiror Transaction Agreement and the approval of the Acquiror Transaction and the other transactions contemplated by the Acquiror Transaction Agreement.

            (b) Upon request by the Acquiror, furnish written confirmation, in form and substance reasonably acceptable to the Acquiror, of the Shareholders' vote in favor of the Acquiror Transaction Agreement and the Acquiror Transaction. Upon request, prior to any vote contemplated by the first sentence of this Section 1, deliver promptly to the Acquiror a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which proxy shall be irrevocable in accordance with Section 48-17-203 of the Tennessee Business Corporation Act, but shall automatically terminate and be of no further force and effect, and the interest with which it is coupled shall, for purposes of Section 48-17-203(f), be deemed to be immediately and forever extinguished, at the Termination Time. The Shareholders acknowledge that they have received and reviewed the Acquiror Transaction Agreement.

      Section 2. Sale of Shares. The Shareholders jointly and severally covenant and agree that during the Take-Along Period, if requested by the Acquiror in connection with the closing of the Acquiror Transaction, (i) each Shareholder shall sell or cause to be sold to the Acquiror (or its designee) all of its Shares for the same consideration and on terms no less favorable (except as to the mechanics of transfer and similar matters) offered to the other holders of the Company's Common Stock in the Acquiror Transaction, except as otherwise provided in, and subject to, the definition of "Superior Transaction" in the Shareholder Acquisition Agreement, and (ii) in connection with such sale, each Shareholder will deliver certificates (duly endorsed for transfer or accompanied by appropriately completed stock powers in blank) for all of its Shares, free and clear of all claims, liens and encumbrances. In connection with such sale, no Shareholder shall be obligated to make any representation or warranty with respect to, or agree to indemnify the Acquiror against any matter, other than (i) title to such Shareholder's Shares, (ii) authority and legal capacity of such Shareholder to sell such Shares, and (iii) such other matters as may generally be required of all holders of Shares of Company Common Stock.

      Section 3. Transfer of Shares. The Shareholders jointly and severally covenant and agree that, until the Termination Time, the Shareholders will not directly or indirectly, sell, assign, transfer (by merger or otherwise by operation of law), pledge, encumber or otherwise dispose of (including by gift) any of the Shares (and shall cause their Affiliates not to take any of the foregoing actions, except as permitted by Section 2 above.

Notwithstanding anything in this Section 3 to the contrary, the Shareholders (y) may tender and sell the Shares to the Acquiror in a tender offer that is recommended by the Company's Board of Directors, and (z) may transfer any of the Shares to one or more of its affiliates, provided that prior to any such transfer the Shareholders shall deliver to the Buyer a signed counterpart to this Agreement indicating that such affiliate or affiliates agree to be joined as a party to this Agreement (in addition to, and not in substitution of, the Shareholders named herein), as if (and to the same extent) such affiliate or affiliates were originally named as "Shareholders" in this Agreement, and all references herein to "Shareholders" shall also be deemed to include such permitted transferees as applicable.

      Section 4. Representations and Warranties of the Shareholders. The Shareholders hereby jointly and severally represent and warrant to the Acquiror as of the date hereof and as of the date of any sale of Shares pursuant to
Section 2:

            (a) Ownership of Shares. The Shares set forth opposite each Shareholder's name on Schedule I are, and will be, owned beneficially and of record by such Shareholder or its nominee. The Shareholders beneficially own, and will own immediately prior to any sale pursuant to Section 2, at least 11,765,654 Shares in the aggregate. Each Shareholder has, and will have, sole voting power, without restrictions, with respect to all of such Shares. The Shareholders own, and will own, the Shares free and clear of any and all pledges, security interests, liens, encumbrances or adverse interests of any kind. Except as provided in Section 2 of this Agreement, no party has, or will have, the right to purchase or otherwise acquire the Shares pursuant to any option agreement, purchase rights or other agreement, instrument or document binding upon the Shareholders.

            (b) Power, Binding Agreement. Each Shareholder has the legal capacity, power and authority to enter into and to perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each Shareholder will not violate any material agreement to which such Shareholder is a party, including without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, writ, decree, statute, law, ordinance, rule or regulation applicable to any Shareholder or any of its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not, and will not, materially impair the ability of any Shareholder to perform its obligations hereunder.

            (d) Revocation of Earlier Proxies. All proxies or voting agreements heretofore given in respect of the Shares have been revoked.

      Section 5. Termination. This Agreement shall terminate upon the earliest to occur (the "Termination Time") of (i) the effective time of any merger of the Company provided for in the Acquiror Transaction Agreement or, if there is no provision for such a merger, the closing of the transactions contemplated by the Acquiror Transaction Agreement, (ii) any termination of the Acquiror Transaction Agreement in accordance with the terms thereof, (iii) the public announcement by the Company of the withdrawal by the Company's Board of Directors of its recommendation of the Acquiror Transaction, and (iv) at midnight on the last day of the Take-Along Period

; provided that the provisions of Section 8 of this Agreement shall survive any termination of this Agreement; and provided further that no such termination shall relieve any party of liability for a willful or intentional breach hereof prior to such termination.

      Section 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled, without the posting of any bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Maryland or in Maryland state court, this being in addition to any other remedy to which they are entitled at law or in equity, and no party will oppose the granting of such relief on the basis that any other party has an adequate remedy at law.

      Section 7. Further Assurances. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Acquiror may reasonably request for the purpose of effectively carrying out the purposes of the transactions contemplated by this Agreement.

      Section 8.  Miscellaneous.

            (a) Nothing in this Agreement is intended, or shall be construed, to prevent, limit or restrict in any way the right of any Shareholder or any of its Affiliates to make, for any reason or no reason, an offer, proposal or inquiry with respect to an improvement or modification in favor of the Company and its shareholders in the terms of the transaction to be effected by the Shareholder Acquisition Agreement, or to enter into any negotiation or discussion relating thereto, or to make what would be a Superior Proposal with respect to any Superior Transaction entered into by the Company in connection with or following the termination of the Shareholder Acquisition Agreement (or to make any inquiry with respect thereto, or to enter into any negotiation or discussion relating thereto).

            (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect thereto. No provision of this Agreement (including this Section 8(b)) may be amended, modified, rescinded or waived except by an instrument signed in writing by each of the parties hereto. In addition, except with the written consent of the Company, this Agreement and each term and provision hereof may not be (i) terminated, except as provided herein, or (ii) amended, modified, rescinded or waived. The Company shall be deemed to be an intended third-party beneficiary of this Agreement and have the right to enforce the terms and provisions of this Agreement to the same extent as if it were a party hereto.

            (c) The parties acknowledge that this Agreement is intended to be a voting agreement within the meaning of Sections 48-17-203 and 48-17-302 of the Tennessee Business Corporation Act, as amended.

            (d) Each of the representations, warranties, covenants, undertakings and obligations of the Shareholders under this Agreement shall constitute the joint and several obligations of each Stockholder and of Security Capital Group Incorporated.

            (e) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith (and if necessary, submit to binding arbitration) to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

            (f) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Maryland, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in the Acquiror Transaction Agreement or Section 8.4 of the Shareholder Acquisition Agreement, as applicable, as to giving notice hereunder shall be deemed effective service of process on such party.

            (g) The Acquiror may substitute one or more of its subsidiaries or affiliates for itself without consent of the Shareholders.

            (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to the principles of conflicts of laws thereof.

            (i) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute on and the same instrument.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its respective duly authorized officer as of the date first written above.

                                          SECURITY CAPITAL GROUP INCORPORATED

                                          By: ________________________
                                                Name:
                                                Title:

                                          [__________________]


                                          By: ________________________
                                                Name:
                                                Title:

                                          [__________________]


                                          By: ________________________
                                                Name:
                                                Title:

                                          [__________________]


                                          By: ________________________
                                                Name:
                                                Title:

                                          [__________________]


                                          By: ________________________
                                                Name:
                                                Title:

                                          [__________________]


                                          By: ________________________
                                                Name:
                                                Title:

                                     ANNEX A

                            FORM OF IRREVOCABLE PROXY

      __________________ (the "Shareholder") hereby irrevocably grants to, and appoints, Dean Jernigan and John McConomy, in their respective capacities as officers of Storage USA, Inc. (the "Company") and any individual who shall thereafter succeed to any such office of the Company, and each of them individually, and any individual designated in writing by any of them, as such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote (or cause to be voted) such all of Shareholder's Shares, or grant a consent or approval in respect of such Shares in favor of adoption of the Acquiror Transaction Agreement and approval of the Acquiror Transaction and the other transactions contemplated by the Acquiror Transaction Agreement.

      THIS PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE SHAREHOLDER UNDER THAT CERTAIN SUPPORT AGREEMENT, DATED AS OF _________, 200_, BY AND BETWEEN THE SHAREHOLDER AND ____________ (THE "SUPPORT AGREEMENT"), AND IS COUPLED WITH AN INTEREST. THIS PROXY IS INTENDED TO BE, AND IS, IRREVOCABLE IN ACCORDANCE WITH
SECTION 48-17-203 OF THE TENNESSEE BUSINESS CORPORATION ACT, BUT SHALL AUTOMATICALLY TERMINATE AND BE OF NO FURTHER FORCE AND EFFECT, AND THE INTEREST WITH WHICH IT IS COUPLED SHALL, FOR PURPOSES OF SECTION 48-17-203(f), BE DEEMED TO BE IMMEDIATELY AND FOREVER EXTINGUISHED, AT THE TERMINATION TIME.

      Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Support Agreement.

                                                [_________________________]


                                                By: _______________________
Dated  _________, 200_                              Name:

                                                    Title:

                                   SCHEDULE I

Name of                       Name of
Beneficial Owner              Record Owner              Number of Shares
----------------              ------------              ----------------























TOTAL:
                                                      -------------------

                                      C-12